UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 19, 2004

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 623-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 15, 2004, Larry Page, Sergey Brin and Eric Schmidt each adopted stock trading plans in accordance with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934 and Google’s policies regarding stock transactions. In the future, they will begin selling a portion of their Google stock pursuant to these stock trading plans.

Larry Page is a Co-Founder of Google and serves as Google’s President, Products and Sergey Brin is also a Co-Founder of Google and serves as its President, Technology. Dr. Eric Schmidt is Google’s Chief Executive Officer.

These pre-arranged stock trading plans were adopted in order to allow Larry, Sergey and Eric to sell a portion of their Google stock over time as part of their respective long-term strategies for individual asset diversification and liquidity. The transactions under these plans will be disclosed publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission. Using these plans, they can gradually diversify their investment portfolios and can spread stock trades out over an extended period of time to reduce market impact. Because these plans were established well in advance of a trade, they also help avoid concerns about whether these officers had material, non-public information when they made a decision to sell their stock.

Larry, Sergey and Eric currently hold approximately 90.5 million shares of Class B common stock, which represents approximately 33.0% of Google’s outstanding capital stock and approximately 45.7% of the voting power of Google’s outstanding capital stock. Under the terms of these Rule 10b5-1 trading plans, and as a part of an 18 month diversification plan, Larry and Sergey each intend to sell approximately 7.2 million shares. If they complete all planned sales under these trading plans, they will retain approximately 81.1% of their current holdings of Google stock. Eric intends to sell approximately 2.2 million shares under his Rule 10b5-1 trading plans as a part of an 18 month diversification plan and if all planned sales under these trading plans are completed Eric will retain approximately 84.6% of his current holdings of Google stock. If Larry, Sergey and Eric complete all the planned sales under these Rule 10b5-1 trading plans, they would continue to collectively own approximately 73.9 million shares, which would represent approximately 27.0% of Google’s outstanding capital stock and approximately 40.4% of the voting power of Google’s outstanding capital stock (assuming no other sales and conversions of Google capital stock occur).

Each of our executive officers has also entered into Rule 10b5-1 trading plans in order to sell a portion of their Google stock. Sales made pursuant to these plans will be disclosed publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: November 19, 2004	/S/ ERIC SCHMIDT
Eric Schmidt Chairman of the Executive Committee and Chief Executive Officer